Exhibit 99.2	NEWS RELEASE RARE ELEMENT RESOURCES LTD. TSX: RES & NYSE AMEX: REE April 12, 2012 Ref: 09-2012

Rare Element Schedules Conference Call for Tuesday, April 17, 2012, 3:30pm ET

Lakewood, CO - Rare Element Resources Ltd. (TSX: RES and NYSE-Amex: REE) (Rare Element or the Company) is pleased to announce that it has scheduled a conference call to discuss the previously announced Pre-Feasibility Study (PFS) and associated National Instrument 43-101 (NI 43-101) technical report filed on both SEDAR (www.sedar.com) and EDGAR (www.edgar.com) pursuant to the Company’s continuing development of the Bear Lodge Project in northeastern Wyoming, USA. The core of the conference call will be dedicated to allow management time to outline the technical, operational and economic aspects of the PFS and NI 43-101. This will be followed by a question-and-answer session with analysts.

To access the call:

Participant toll-free number for North America: 800.355.4959

For participants outside of North America: 416-695-6616

For webcast participants: There will be a webcast link at www.rareelementresources.com

To access the replay of the call:

Toll-free in North America: 800.408.3053

For replay of call outside of North America: 905.694.9451

The replay of the call will be available until April 24, 2012.

Rare Element Resources Ltd. (TSX: RES & NYSE Amex: REE) is a publicly traded mineral resource company focused on exploration and development of rare-earth elements and gold on the Bear Lodge property located in northeastern Wyoming, USA.

For additional information, please refer to the Company’s website at www.rareelementresources.com or contact:

Anne Hite, Director of Investor Relations (720) 278-2460; ahite@rareelementresources.com

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this release.